UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2017

Strongbow Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 3.02 of this Current Report on Form 8-K below.

Item 3.02 Unregistered Sales of Equity Securities.

On January 13, 2017, Strongbow Resources Inc. (the “Company”) entered into debt settlement agreements with three creditors. On January 13, 2017, and in accordance with such agreements, the Company settled debt in the total amount of US$496,180.00 by the issuance of 1,984,720 shares of the Company’s common stock at a price per share of US$0.25.

The debt settlement agreement dated January 13, 2017 between the Company and Precision Asset Consulting Executives Inc. (“Precision”) is a related party transaction as one of the directors of the Company, Michael Caetano, is also a director and shareholder of Precision.

On January 30, 2017, the Company entered into a debt settlement agreement with one creditor. On January 30, 2017, and in accordance with such agreement, the Company settled debt in the total amount of US$59,142.91 by the issuance of 236,571 shares of the Company’s common stock at a price per share of US$0.25.

The Company issued the shares to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Debt Settlement Agreement dated January 13, 2017 with Precision Asset Consulting Executives Inc.
10.2	Debt Settlement Agreement dated January 13, 2017 with Seahawk Capital Corp.
10.3	Debt Settlement Agreement dated January 13, 2017 with CNK Enterprises Inc.
10.4	Debt Settlement Agreement dated January 30, 2017 with 2232985 Ontario Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Executive Officer

Date: February 3, 2017

3